FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS RECORD RESULTS

Most Profitable Quarter in Company History

•	Revenue Increases 20.9% to $4.0 Billion

• Same-store Retail Revenue Increases 14.9%

• Income from Continuing Operations Increases 15.4% to $66.1 Million

• EPS from Continuing Operations Rises 15.9% to $0.73 per Share

• EBITDA Increases 16.6% to $130.2 Million
BLOOMFIELD HILLS, MI, April 24, 2014 – Penske Automotive Group, Inc. (NYSE:PAG), an
international transportation services company, announced today record first quarter 2014 performance, including the highest quarterly income from continuing operations in the history of the company. For the first quarter, income from continuing operations attributable to common shareholders increased 15.4% to $66.1 million and related earnings per share increased 15.9% to
$0.73 per share when compared to the same period last year.

Total revenue increased 20.9% to $4.0 billion. The revenue increase was driven by a 13.1% increase in total retail unit sales, including a 9.9% increase on a same-store basis. Gross profit improved 18.5% to $624.0 million while operating income increased 13.8% to $119.7 million.

Chairman Roger S. Penske said, “Penske Automotive Group delivered another solid quarter, achieving double-digit growth in unit volume, revenue, operating income, net income and earnings per share. Despite the challenging weather conditions experienced in the northeast and central United States, the company’s performance in the first quarter displays the benefit of our brand mix and the geographical diversification of our revenue base. Our automotive dealership business generated a 14.9% increase in same-store retail revenue, including 7.5% in the U.S. and 28.2% internationally.”

Highlights of the First Quarter

•	Total Retail Unit Sales increased 13.1% to 95,658

•	+9.4% in the United States; +21.0% Internationally

•	New unit retail sales +11.6%

•	Used unit retail sales +14.8%

•	Same-store Retail Revenue increased +14.9%

•	New +14.2%; Used +18.7%; Finance & Insurance +18.6%; Service and Parts +7.3%

•	+7.5% in the United States; +28.2% Internationally

•	Average Transaction Price Per Unit

•	New $40,294; +5.8%

•	Used $26,484; +5.9%

•	Average Gross Profit Per Unit

•	New $3,116, +$150/unit; Gross Margin 7.7%, -10 basis points

•	Used $1,918, -$39/unit; Gross Margin 7.2%, -60 basis points

•	Finance & Insurance $1,097, +$82/unit

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the first quarter of 2014 on April 24, 2014, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (800) 230-1085 [International, please dial (612) 288-0329]. The call will also be simultaneously broadcast over the Internet through the Investors Relations section of the Penske Automotive Group website. Additionally, an investor presentation relating to the first quarter 2014 financial results has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company, operating automotive dealerships, commercial vehicle distribution and car rental franchises principally in the United States, Western Europe, Australia and New Zealand, employs approximately 18,000 people worldwide and is a member of the Fortune 500 and Russell 2000. For additional information, visit the company’s website at www.penskeautomotive.com.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as income from continuing operations, earnings before interest, taxes, depreciation and amortization (“EBITDA”). The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations, and improve the period-to-period comparability of the company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential and potential earnings outlook. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets and changes in interest rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles or parts to us; changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2013, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Find a vehicle: http://www.penskecars.com
Engage Penske Automotive: http://www.penskesocial.com
Like Penske Automotive on Facebook: https://facebook.com/PenskeCars
Follow Penske Automotive on Twitter: https://twitter.com/#!/Penskecarscorp
Visit Penske Automotive on YouTube: http://www.youtube.com/penskecars

Inquiries should contact:

David K. Jones Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2800 dave.jones@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
			% Increase/
	2014	2013	(Decrease)
Revenues:
New Vehicle	$2,026.3	$1,716.8	18.0%
Used Vehicle	1,201.6	988.2	21.6%
Finance and Insurance, Net	104.9	85.9	22.1%
Service and Parts	417.5	379.7	10.0%
Fleet and Wholesale	187.9	171.9	9.3%
Commercial Vehicle, Car Rental and other	109.8	6.8	NM

Total Revenues	$4,048.0	$3,349.3	20.9%
Cost of Sales:
New Vehicle	$1,869.6	$1,583.1	18.1%
Used Vehicle	1,114.6	910.9	22.4%
Service and Parts	170.3	158.5	7.4%
Fleet and Wholesale	183.5	167.7	9.4%
Commercial Vehicle, Car Rental and other	86.0	2.5	NM

Total Cost of Sales	$3,424.0	$2,822.7	21.3%
Gross Profit	624.0	526.6	18.5%
SG&A Expenses	487.8	407.1	19.8%
Depreciation	16.5	14.3	15.4%

Operating Income	119.7	105.2	13.8%
Floor Plan Interest Expense	(11.1)	(10.1)	9.9%
Other Interest Expense	(13.1)	(11.5)	13.9%
Equity in Earnings of Affiliates	5.1	2.3	121.7%
Income from Continuing Operations Before Income Taxes	100.6	85.9	17.1%
Income Taxes	(34.1)	(28.3)	20.5%

Income from Continuing Operations	66.5	57.6	15.5%
Gain from Discontinued Operations, Net of Tax	1.4	0.4	250.0%

Net Income	67.9	58.0	17.1%
Less: Income Attributable to Non-Controlling Interests	(0.4)	(0.3)	33.3%

Net Income Attributable to Common Shareholders	$67.5	$57.7	17.0%

Income from Continuing Operations Per Share	$0.73	$0.63	15.9%

Income Per Share	$0.75	$0.64	17.2%

Weighted Average Shares Outstanding	90,473,732	90,456,509	—

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$66.5	$57.6	15.5%
Less: Income Attributable to Non-Controlling Interests	(0.4)	(0.3)	33.3%

Income from Continuing Operations, net of tax	$66.1	$57.3	15.4%
Gain from Discontinued Operations, net of tax	1.4	0.4	250.0%

Net Income	$67.5	$57.7	17.0%

NM – not meaningful

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Cash and Cash Equivalents	$54.9	$49.8
Accounts Receivable, Net	677.7	600.8
Inventories	2,547.3	2,518.3
Other Current Assets	101.8	88.4
Assets Held for Sale	55.6	107.3

Total Current Assets	3,437.3	3,364.6
Property and Equipment, Net	1,301.2	1,232.2
Intangibles	1,501.9	1,439.9
Other Long-Term Assets	371.8	378.8

Total Assets	$6,612.2	$6,415.5

Liabilities and Equity
Floor Plan Notes Payable	$1,721.6	$1,685.1
Floor Plan Notes Payable – Non-Trade	908.7	901.6
Accounts Payable	411.7	373.3
Accrued Expenses	319.1	262.6
Current Portion Long-Term Debt	65.1	50.0
Liabilities Held for Sale	36.9	59.7

Total Current Liabilities	3,463.1	3,332.3
Long-Term Debt	1,010.3	1,033.2
Other Long-Term Liabilities	555.6	527.9

Total Liabilities	5,029.0	4,893.4
Equity	1,583.2	1,522.1

Total Liabilities and Equity	$6,612.2	$6,415.5

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Selected Data
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Geographic Revenue Mix:
U.S.	58%	63%
U.K.	38%	36%
Other International	4%	1%

Total	100%	100%
Revenue Mix:
Automotive Dealership	97%	100%
Commercial Vehicle, Car Rental and other	3%	—
Total	100%	100%
Automotive Dealership Revenue Mix:
Premium/Luxury:
BMW	25%	25%
Audi	14%	13%
Mercedes-Benz	10%	10%
Lexus	4%	4%
Land Rover	7%	5%
Porsche	5%	5%
Ferrari / Maserati	2%	2%
Bentley	2%	1%
Acura	1%	2%
Others	2%	3%

Total Premium/Luxury	72%	70%
Volume Foreign:
Toyota	11%	11%
Honda	8%	9%
Nissan	1%	1%
Volkswagen	2%	2%
Others	2%	3%

Total Volume Foreign	24%	26%
Domestic Big 3:
General Motors / Chrysler / Ford	4%	4%

Total Automotive Dealership Revenue	100%	100%
Gross Profit Mix:
New Vehicles	25.1%	25.4%
Used Vehicles	13.9%	14.7%
Service and Parts	16.8%	16.3%
Finance and Insurance	39.6%	42.0%
Fleet and Wholesale	0.8%	0.8%
Commercial Vehicle, Car Rental and other	3.8%	0.8%

Total	100.0%	100.0%

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Selected Data
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013	Increase/ (Decrease)
Operating items as a percentage of revenue:
Gross Profit:
New Vehicle	7.7%	7.8%	-10 bps
Used Vehicle	7.2%	7.8%	-60 bps
Service and Parts	59.2%	58.3%	90 bps
Fleet and Wholesale	2.3%	2.4%	-10 bps
Commercial Vehicle, Car Rental and other	21.6%	NM	NM

Total Gross Profit	15.4%	15.7%	-30 bps
Selling, General and Admin. Expenses	12.1%	12.2%	-10 bps
Operating Income	3.0%	3.1%	-10 bps
Inc. From Cont. Ops. Before Inc. Taxes	2.5%	2.6%	-10 bps
Operating items as a percentage of total gross profit:
Selling, General and Administrative Expenses	78.2%	77.3%	90 bps
Operating Income	19.2%	20.0%	-80 bps

	Three Months Ended
	March 31,
			% Increase/
	2014	2013	(Decrease)
Other (Amounts in Millions):
EBITDA*	$130.2	$111.7	16.6%
Rent Expense	47.8	43.5	9.9%
Floorplan Credits	6.1	6.0	1.7%

*	See the following Non-GAAP reconciliation table

NM – not meaningful

PENSKE AUTOMOTIVE GROUP, INC.
Automotive Retail Operations Selected Data
(Unaudited)

	Three Months Ended
	March 31,
				% Increase/
	2014	2013		(Decrease)
Total Retail Units:
New Retail	50,288	45,060		11.6%
Used Retail	45,370	39,510		14.8%

Total Retail	95,658	84,570		13.1%

Same-Store Retail Units:
New Same-Store Retail	48,243	44,693		7.9%
Used Same-Store Retail	43,832	39,063		12.2%

Total Same-Store Retail	92,075	83,756	9	9.9%

Same-Store Retail Revenue: (Amounts in millions)
New Vehicles	$1,944.9	$1,702.5		14.2%
Used Vehicles	1,164.6	980.9		18.7%
Finance and Insurance, Net	101.8	85.8		18.6%
Service and Parts	402.6	375.1		7.3%

Total Same-Store Retail	$3,613.9	$3,144.3		14.9%

Retail Revenue Mix:
New Vehicles	54.0%	54.1%		-10 bps
Used Vehicles	32.0%	31.2%		80 bps
Finance and Insurance, Net	2.8%	2.7%		10 bps
Service and Parts	11.2%	12.0%		-80 bps
Average Revenue per Vehicle Retailed:
New Vehicles	$40,294	$38,100		5.8%
Used Vehicles	26,484	25,012		5.9%
Gross Profit per Vehicle Retailed:
New Vehicles	$3,116	$2,966		5.1%
Used Vehicles	1,918	1,957		-2.0%
Finance and Insurance	1,097	1,015		8.1%

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliation
(Unaudited)

Reconciliation of reported net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months ended March 31, 2014 and 2013:

	Three Months Ended
	March 31,
			% Increase/
(Amounts in Millions)	2014	2013	(Decrease)
Net Income	$67.9	$58.0	17.1%
Depreciation	16.5	14.3	15.4%
Other Interest Expense	13.1	11.5	13.9%
Income Taxes	34.1	28.3	20.5%
Gain from Discontinued Operations, net	(1.4)	(0.4)	250.0%

EBITDA	$130.2	$111.7	16.6%

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